UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 26, 2020 (May 20, 2020)

Akorn, Inc.

(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 W. FIELD COURT, SUITE 300, LAKE FOREST, Illinois 60045
(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	AKRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information regarding the Stalking Horse APA (as defined below) and the DIP Credit Agreement (as defined below) set forth in Item 1.03 of this Current Report on Form 8-K (“Current Report”) is incorporated into this Item 1.01 by reference.

Item 1.03	Bankruptcy or Receivership.

As previously reported, on May 20, 2020 (the “Petition Date”), Akorn, Inc. (the “Company”) and its U.S. direct and indirect subsidiaries (together with the Company, the “Company Parties”) filed voluntary cases under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Chapter 11 Cases are being jointly administered under the caption In re Akorn, Inc., et al., Case No 20-11177 (KBO). Each Company Party continues to operate its business as a “debtor in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Court.

On May 20, 2020, the Company Parties also filed a series of “first-day” motions to facilitate the Company Parties’ transition into Chapter 11, including by allowing the Company Parties to make payments upon, or otherwise honor, certain obligations that arose prior to the Petition Date, including obligations related to employee wages, salaries and benefits, taxes, and certain vendors and other providers of goods and services essential to the Company Parties’ businesses. On May 22, 2020, the Court approved all of these motions on an interim basis.

Stalking Horse APA

The Company Parties entered into an asset purchase agreement (the “Stalking Horse APA”), dated as of May 20, 2020, with certain of the Company’s existing lenders (collectively, the “Buyer”), pursuant to which the Buyer has agreed to purchase, subject to the terms and conditions contained therein, substantially all of the assets of the Company Parties (the “Sale”). Each of the Company Parties is a debtor in the Chapter 11 Cases. The Stalking Horse APA is subject to approval of the Court and an auction to solicit higher or otherwise better bids. The Company Parties have sought Court approval to declare the Buyer as the “stalking horse” bidder within thirty days of the Petition Date.

The principal terms of the Stalking Horse APA are described in Item 1.03 of the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2020 and that description is incorporated into this Current Report by reference. That description does not purport to be complete and is qualified in its entirety by reference to the Stalking Horse APA, which has been filed with the Court and is attached hereto as Exhibit 2.1 to this Current Report and incorporated herein by reference.

Debtor-In-Possession Financing

On May 22, 2020, the Company Parties entered into the Senior Secured Super-Priority Term Loan Debtor-in-Possession Loan Agreement (the “DIP Credit Agreement”) with the lenders party thereto (the “DIP Lenders”), and Wilmington Savings Fund Society, FSB, as the administrative agent, setting forth the terms and conditions of a $30 million debtor in possession financing facility (the “DIP Facility”). On May 22, 2020, the Court granted the motion to approve the use of cash collateral and the DIP Facility on an interim basis (the “Interim DIP Order”). Within seven days of such approval, $10 million will be available to the Company Parties. Upon the Court’s final approval of the DIP Facility (the “Final DIP Order”), the full $30 million will be available to the Company Parties, subject to certain conditions.

The Company Parties’ obligations under the DIP Credit Agreement are secured by a security interest in and lien upon substantially all of their existing and after-acquired property. The use of cash collateral and the proceeds of the loans made under the DIP Credit Agreement (the “DIP Loans”) will be used only in connection with an approved budget (adjusted for agreed variances), for the purposes of: (i) paying related transaction costs, fees and expenses with respect to the DIP Facility, (ii) making adequate protection payments (if any), and (iii) providing working capital, and for other general corporate purposes of the Company Parties and their subsidiaries, and to pay administration costs of the Chapter 11 Cases and claims or amounts approved by the Court in accordance with an approved budget (adjusted for agreed variances). The first $10 million will be funded into an escrow account within three business days of the date on which the Interim DIP Order is entered. The first $10 million will be available to the Company Parties to withdraw from the escrow account seven business days after the date on which the Interim DIP Order is entered. The remainder will be available to the Company Parties to withdraw from the escrow account upon the entry of the Final DIP Order.

The maturity date of the DIP Credit Agreement will be the earliest of (a) November 20, 2020; (b) the date on which the obligations under the DIP Loans become due and payable, whether by acceleration or otherwise, (c) the effective date of a Chapter 11 plan of liquidation or reorganization in the Chapter 11 Cases, (d) the date of consummation of the Sale under Section 363 of the Bankruptcy Code, (e) the first business day on which the Interim DIP Order expires by its terms or is terminated, unless the Final DIP Order has been entered and become effective prior thereto, (f) conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code or any Company Party filing a motion or other pleading seeking the conversion of the Chapter 11 Cases to Chapter 7 of the Bankruptcy Code unless otherwise consented to in writing by the DIP Lenders in accordance with the DIP Credit Agreement, (g) dismissal of any of the Chapter 11 Cases, unless otherwise consented to in writing by the DIP Lenders in accordance with the DIP Credit Agreement, and (h) the Final DIP Order is vacated, terminated, rescinded, revoked, declared null and void or otherwise ceases to be in full force and effect, unless consented to by the Lenders in accordance with the DIP Credit Agreement.

The DIP Credit Agreement contains usual and customary affirmative and negative covenants and events of default for transactions of this type. In addition, the Company is required to maintain a minimum level of liquidity consistent with an approved budget.

The foregoing description of the DIP Facility and the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, as approved by the Court and a copy of which is attached hereto as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 21, 2020, the Company received a notification letter (the “Letter”) from the listing qualifications department staff (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) indicating that, as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq has determined that the Company’s common stock will be delisted from Nasdaq. The Letter stated that the Staff’s determination was based on: (i) the filing of the Chapter 11 Cases and associated public interest concerns raised by such Chapter 11 Cases; (ii) concerns regarding the residual equity interest of the existing listed securities holders; and (iii) concerns about the Company’s ability to sustain compliance with all requirements of continued listing on Nasdaq. As previously disclosed, on April 27, 2020, Staff notified the Company that the closing bid price of its common stock had closed below $1 per share for 30 consecutive trading days, and accordingly, that it did not comply with Nasdaq Listing Rule 5450(a)(1).

Accordingly, unless the Company requests an appeal of this determination, trading of the common stock will be suspended at the opening of business on June 1, 2020 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s common stock from listing and registration on Nasdaq.

The Company does not intend to appeal the determination and, therefore, it is expected that the common stock will be delisted. The Company expects that the trading of its common stock on the Pink Open Market operated by OTC Markets Group Inc. will commence on June 1, 2020 under the symbol “AKRXQ.” The transition does not affect the Company Parties’ operations and does not change reporting requirements under SEC rules.

Item 7.01	Regulation FD Disclosure.

Additional information about the Chapter 11 cases can be found at the Company’s dedicated microsite, www.akorn-forward.com. Claims information can be found at www.kccllc.net/akorn.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report includes statements that may constitute “forward-looking statements,” including statements regarding the Chapter 11 Cases, the DIP Facility, the Company’s ability to complete the Sale and its ability to continue operating in the ordinary course while the Chapter 11 Cases are pending. You can identify forward-looking statements by terminology such as “may,” “should,” “will,” “expect,” “continue,” “believe,” “seek,” “anticipate,” “estimate,” “intend,” “could,” “would,” “potential,” or the negative of such terms or other similar expressions. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties related to: (i) the consummation of the Sale; (ii) potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; (iii) the Company’s ability to obtain timely approval by the Court with respect to the motions filed in the Chapter 11 Cases; (iv) objections to the Stalking Horse APA, bidding procedures, DIP Facility, or other pleadings filed that could protract the Chapter 11 Cases; (v) employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; (vi) the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Facility and other financing arrangements; (vii) the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; (viii) the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; (ix) the Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of the Sale and the DIP Facility, and the outcome of the Chapter 11 Cases generally; (x) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; (xi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the Sale or an alternative transaction; (xii) increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; (xiii) other litigation and inherent risks involved in a bankruptcy process; and (xiv) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as filed with the SEC on February 26, 2020), Part II, Item 1A, “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 (as filed with the SEC on May 11, 2020) and other risk factors identified from time to time in the Company’s filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of May 20, 2020, by and between the Company Parties and the Buyer.

10.1	Senior Secured Super-Priority Term Loan Debtor-In-Possession Loan Agreement, dated as of May 22, 2020, between the Company Parties and the DIP Lenders, and Wilmington Savings Fund Society, FSB, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

Date: May 26, 2020	By:	/s/ Duane A. Portwood
Duane A. Portwood
Chief Financial Officer